Exhibit 10.1
        PURCHASE AND SALE AGREEMENT
        FedEx Distribution Center – Redmond, Washington

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered as of November 19, 2019 (the “Effective Date”) by and between FRANKLIN-REDMOND LLC, a Washington limited liability company (“Seller”), and RREEF AMERICA L.L.C., a Delaware limited liability company (“Purchaser”).

For and in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1.Purchase and Sale. Seller agrees to sell and convey to Purchaser, and Purchaser agrees to buy from Seller, the Property (hereinafter defined) for the consideration and upon and subject to the terms, provisions and conditions hereinafter set forth. The “Property” means:
(a)The land commonly known as FedEx Distribution Center, located at 18795 NE 73rd Street situated in the City of Redmond, County of King, State of Washington, as more particularly described in Exhibit A to this Agreement (the “Land”), together with all of Seller’s right, title and interest in (i)  all structures, fixtures, buildings and improvements situated on the Land (collectively, the “Improvements”), and (ii) any and all rights, titles, powers, privileges, easements, licenses, rights-of-way and interests (A) appurtenant to the Land and the Improvements, (B) if any, of Seller, either at law or in equity, in possession or in expectancy, in and to any real estate lying in the streets, highways, roads, alleys, rights-of-way or sidewalks, open or proposed; in front of, above, over, under, through or adjoining the Land and in and to any strips or gores of real estate adjoining the Land, and (C) appurtenant or incident to any of the foregoing, including, without limitation, to the extent owned by Seller, all mineral, oil, gas and other hydrocarbon substances on and under and that may be produced from the Land, as well as all development rights, land use entitlements, air rights, water, water rights, riparian rights, and water stock relating to the Land;
(b)All equipment, fixtures, appliances, inventory, and other personal property of whatever kind or character owned by Seller and attached to or installed or located on or used exclusively in connection with the Land or the Improvements (the “Personal Property”);
(c)All of Seller's right, title and interest in and to all leases that relate to or affect the Land, the Improvements, the Personal Property or the operation thereof, including, without limitation, that certain Lease between Seller, as successor-in-interest to SunCap Seattle, LLC, a North Carolina limited liability company, and FedEx Ground Package System Inc., a Delaware corporation (“Tenant”) dated as of August 6, 2012 and as amended by that certain First Amendment to Lease Agreement dated as of August 5, 2015 between Seller and Tenant (collectively, “Tenant Lease”); and
(d)All service and maintenance contracts and other agreements that affect the Land, the Improvements, the Personal Property or the operation thereof (“Contracts”), only to the extent that (A) such Contract is assignable by Seller without cost to Seller and without any necessary third party consent, or to the extent that Purchaser has agreed to reimburse Seller for such costs and that any necessary third party consent to such assignment has been obtained (provided that Seller shall not be obligated to obtain any third party consents but shall use commercially reasonable efforts at no out-of-pocket cost to Seller to obtain same prior to Closing if requested by Purchaser), and (B) Purchaser has notified Seller in writing prior to Closing (as hereinafter defined) of Purchaser’s election to assume such Contract at Closing (the “Assumed Contracts”); and
(e)All warranties, guaranties, licenses, permits, and bonds that affect the Land, the Improvements, the Personal Property or the operation thereof, only to the extent that such items are assignable by Seller at no cost to Seller and without any necessary third party consent, or to the extent that Purchaser has agreed to reimburse Seller for such costs and that all necessary third party consents to the assignments have been obtained (provided that Seller shall not be obligated to obtain any third party consents but shall use commercially reasonable efforts at no out-of-pocket cost to Seller to obtain same prior to Closing if requested by Purchaser).

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2.Purchase Price. The total purchase price for the Property is EIGHTY-ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($81,500,000.00) (the “Purchase Price”), payable in cash at Closing, subject to increase or decrease based on the prorations and adjustments provided in this Agreement. Payment in cash means payment by wire transfer of immediately available federal funds (“Immediately Available Funds”).
3.Earnest Money. Within two (2) Business Days of the Effective Date, Purchaser will deliver to Chicago Title Insurance Company, Attention: Paula Adams, 10500 NE 8th Street, Suite 600, Bellevue, Washington 98004 (the “Title Company”), as escrow agent, a clean, irrevocable and unconditional letter of credit for the account of Purchaser from a creditworthy commercial bank selected by Purchaser (“Purchaser’s Letter of Credit”) in the amount of ONE MILLION DOLLARS ($1,000,000.00) as earnest money (the “Initial Earnest Money”). The expiry date of Purchaser’s Letter of Credit shall not be before December 31, 2019, and the beneficiary of Purchaser’s Letter of Credit shall be the Title Company. Within one (1) Business Day after the expiration of the Inspection Period (as defined below), if Purchaser has delivered a Notice to Proceed (as defined below), Purchaser shall deposit with the Title Company an amount equal to TWO MILLION DOLLARS ($2,000,000.00) in Immediately Available Funds (the “Replacement Earnest Money”), which upon deposit shall be deemed the “Initial Earnest Money” for all purposes under this Agreement and which the Title Company will deposit and hold in an interest bearing account. Upon Title Company’s receipt of the wire transfer of the Replacement Earnest Money in Immediately Available Funds, the Title Company shall promptly return the Purchaser’s Letter of Credit to Purchaser. If Purchaser does not timely deliver the Purchaser’s Letter of Credit as provided in this Section 3, then this Agreement shall be null and void, and neither party shall have any right or obligation hereunder. For the purpose of this Agreement, the term “Earnest Money” shall mean the Initial Earnest Money, either as the Purchaser’s Letter of Credit or to the extent then on deposit with Escrow Agent, the Replacement Earnest Money, and any interest earned thereon. If the transaction contemplated by this Agreement is closed, then the Earnest Money will be applied toward payment of the Purchase Price to be paid at Closing. If the transaction is not closed, then the Title Company will disburse the Earnest Money in accordance with the provisions of this Agreement.
4.Closing.
(a)Time and Place. The closing of this transaction (the “Closing”) will take place in escrow at the Title Company on December 10, 2019 (the “Closing Date”), unless otherwise postponed or extended pursuant to this Agreement. However, notwithstanding the foregoing or anything to the contrary in this Agreement, the Closing Date shall not be extended later than December 30, 2019 unless otherwise approved in writing by both Seller and Purchaser.
(b)Seller's Closing Deliveries. At the Closing, Seller will deliver or cause to be delivered the following:
(i)Deed. A Bargain and Sale Deed (the “Deed”), in the form attached hereto as Exhibit B, duly executed and acknowledged by Seller, conveying title in fee simple to the Land and Improvements, free and clear of any and all liens, encumbrances, easements and assessments, except for Permitted Exceptions (defined below).
(ii)Bill of Sale. Seller's counterpart to a Bill of Sale, Assignment, and Assumption Agreement (the “Bill of Sale”), in the form attached hereto as Exhibit C, duly executed by Seller.
(iii)Assignment and Assumption of Leases and Contracts. Seller's counterpart to an Assignment and Assumption of Leases and Contracts (the “Assignment and Assumption”), in the form attached hereto as Exhibit D, duly executed by Seller.
(iv)Possession. Possession of the Property, subject only to the Tenant Lease and the Permitted Exceptions.
(v)Non-foreign Affidavit. A non-foreign affidavit, in the form attached hereto as Exhibit E, duly executed by Seller.
(vi)Tenant Estoppel Letter. A Tenant Estoppel Letter (as defined in Section 8) received by Seller.

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(vii)Authority. Evidence reasonably acceptable to the Title Company of Seller's capacity and authority for the closing of this transaction.
(viii)Closing Statement. A Closing Statement in such form and substance agreed upon by Purchaser and Seller (the “Closing Statement”).
(ix)Real Estate Excise Tax Affidavit. A Real Estate Excise Tax Affidavit duly executed and acknowledged by Seller (the “Excise Tax Affidavit”).
(x)Audit. Pursuant to Section 18 below, a Permitted Transferee of Purchaser may include a publicly registered real estate investment trust, and therefore, upon request by Purchaser or such Permitted Transferee after Closing, and during regular business hours, Seller agrees to make its books and records relating to the Property available for inspection and audit by Purchaser or its agents. Purchaser may also review and make copies of any of Seller's files, books and records relating to the Property. Purchaser shall be responsible for all out-of-pocket costs and expenses associated with any such audit. Seller shall reasonably cooperate (at no out of pocket cost to Seller) with Purchaser’s auditor in the conduct of such audit. In addition and notwithstanding anything to the contrary in this Agreement, Seller agrees to provide to Purchaser or any affiliate of Purchaser, if requested by such auditor, historical financial statements for the Property (for the past three (3) years) (with the names of parties having an equity interest in Seller redacted), including (without limitation) income and balance sheet data for the Property, whether required before or after Closing, to the extent within Seller’s possession or control. Without limiting the foregoing, (i) Purchaser or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Purchaser’s expense, and Seller shall provide such documentation as Purchaser or its auditor may reasonably request in order to complete such audit to the extent such information is in Seller’s possession or control, and (ii) Seller shall furnish to Purchaser such financial and other information in Seller’s possession or control as may be reasonably required by Purchaser or any affiliate of Purchaser to make any required filings with the U.S. Securities and Exchange Commission (“SEC”) or other governmental authority. Seller shall maintain its records for use under this Section for a period of not less than one (1) year after the Closing. This Section 4(b)(x) shall expressly survive Closing for a period of one (1) year after the Closing. Nothing in this Section 4(b)(x) shall be deemed to create or imply any representations or warranties by Seller regarding such books and records or any other matters which are the subject of any such audit or Seller’s cooperation therewith, and any and all such representations or warranties are specifically and fully disclaimed by Seller. Furthermore, in no event shall Seller have any obligation or liability of any kind to Purchaser or any Permitted Transferee in connection with any discrepancies or other issues disclosed by any such audit.
(xi)Terminations. Evidence reasonably acceptable to Purchaser of Seller’s termination of the following (unless previously expired or terminated in accordance with its terms) (A) Contracts other than Assumed Contracts, and (B) any property management agreement entered into by Seller with respect to the Property.
(xii)Warranty Transfers. All forms required or necessary to transfer any transferable warranties or guaranties related to the Property, including, but not limited to, roof warranty transfer forms.
(xiii)Other Documents. Any other documents that may be reasonably required by the Title Company to close this transaction, duly executed by Seller, including without limitation Seller’s affidavit of title in form and substance reasonably acceptable to Seller and the Title Company and sufficient to cause the Title Company to delete the standard exceptions in the Title Policy (as defined below) (provided however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement).
(c)Purchaser's Closing Deliveries. At the Closing, Purchaser will deliver or cause to be delivered the following:
(i)Purchase Price. The Purchase Price in Immediately Available Funds (reduced by the amount, if any, of the Earnest Money applied for that purpose and any proration credits or adjustments set forth in this Agreement).

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(ii)Real Estate Excise Tax Affidavit. Purchaser’s counterpart to the Excise Tax Affidavit, duly executed by Purchaser.
(iii)Bill of Sale. Purchaser's counterpart to the Bill of Sale, duly executed by Purchaser.
(iv)Assignment and Assumption. Purchaser's counterpart to the Assignment and Assumption, duly executed by Purchaser.
(v)Tenant Notices. Notice to Tenant in form and substance reasonably acceptable to Purchaser informing Tenant that (A) Purchaser is the new owner of the Property and (B) Tenant is to thereafter mail any rental payments and notices given pursuant to the Tenant Lease to an address supplied by Purchaser.
(vi)Closing Statement. Purchaser's counterpart to the Closing Statement.
(vii)Authority. Evidence reasonably acceptable to the Title Company of Purchaser's capacity and authority for the closing of this transaction.
(viii)Other Documents. Any other documents that may be reasonably required by Seller or the Title Company to close this transaction, duly executed by Purchaser (provided however, no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser or result in any new or additional obligation, covenant, representation or warranty of Purchaser under this Agreement beyond those expressly set forth in this Agreement).
(d)Expenses of Closing. Seller will pay (i) all state, county and local documentary transfer and excise taxes; (ii) the base premium for an ALTA 2006 standard owner’s title insurance policy in the amount of the Purchase Price (the “Title Policy”); (iii) 1/2 of any escrow fee; (iv) Seller's attorneys' fees; (v) Seller’s appropriate share of the prorations set forth in Section 4(e) below; (vi) recording fees; (vii) the actual costs of warranty and guaranty transfers, including any roof warranty transfers (including any require roof inspection fees) and (viii) other expenses stipulated to be paid by Seller under other provisions of this Agreement. Purchaser will pay (A) the additional premium for an extended coverage title policy, including any endorsements to the Title Policy; (B) the cost of any lender’s policy of title insurance and endorsements thereto; (C) the cost of obtaining an updated survey; (D) 1/2 of any escrow fee; (E) Purchaser's attorneys' fees; (F) Purchaser's appropriate share of the prorations set forth in Section 4(e) below; and (G) other expenses stipulated to be paid by Purchaser under other provisions of this Agreement.
(e)Prorations. At Closing, items of income and expense of the Property shall be prorated as of midnight on the day immediately preceding the Closing Date. Income and expenses attributable to the period prior to the Closing Date shall be for the account of Seller, and income and expenses attributable to the period on and after the Closing Date shall be for the account of Purchaser. The following items shall be prorated through escrow:
(i)Taxes. All real estate, personal property and ad valorem taxes, assessments and bonds (“Taxes”) payable with respect to the Property shall be prorated between Seller and Purchaser as of the Closing Date for the year in which the Closing is held on the basis of the statements for such amounts for such year solely to the extent such Taxes are not paid directly to the applicable taxing authority by the Tenant pursuant to the Tenant Lease. If statements for the current year are not available as of the Closing Date, the proration between Seller and Purchaser shall be made on the basis of the amounts due for the immediately prior year and shall be subject to adjustment outside of escrow after the Closing within sixty (60) days after the bills for the applicable period are received with such adjustment to be made based on the amount of Taxes due as set forth in such tax bills for the year in which Closing occurs. If any tax assessment for the current year is under protest, the closing tax proration shall be re-prorated between Purchaser and Seller at such time as there is a final determination on such protest.
(ii)Insurance. All insurance premium reimbursements paid by Tenant to Seller pursuant to the Lease shall be prorated between Seller and Purchaser as of the Closing Date for the period applicable to such insurance policies such that at Closing the Purchaser shall receive a credit equal to the prorated amount of insurance premiums paid by Tenant to Seller pursuant to the Lease allocable on per diem basis to the period beginning on the Closing Date and ending on the expiration date of the applicable insurance policy.

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(iii)Income and Expenses. Income from the Property other than Rent (as defined below), and ordinary operating expenses incurred by Seller with respect to the Property, shall be prorated between Seller and Purchaser as of the Closing Date. Such expenses, to the extent not paid directly to the applicable authority by Tenant pursuant to the terms of the Tenant Lease, include, without limitation, utility charges, the cost of Assumed Contracts assigned at Closing to Purchaser, and sewer, janitorial, cleaning and maintenance costs. Purchaser shall cause all utilities currently in the name of the Seller with respect to the Property to be placed in the name of Purchaser as of the Closing Date. All utility services shall be prorated at Closing between Seller and Purchaser to the extent not paid directly to the applicable authority by Tenant pursuant to the terms of the Tenant Lease. The parties shall use commercially reasonable efforts to obtain readings for all utilities as of the Closing Date. If readings cannot be obtained as of the Closing Date, the cost of such utilities shall be prorated between Seller and Purchaser, to the extent not paid directly to the applicable authority by Tenant pursuant to the terms of the Tenant Lease, by estimating such cost on the basis of the most recent bill for such service; provided, however, that after the Closing, the parties shall reprorate the amount for such utilities, to the extent not paid directly to the applicable authority by Tenant pursuant to the terms of the Tenant Lease, and pay any deficiency in the original proration to the other party promptly upon receipt of the actual bill for the relevant billing period.
(iv)Rentals and Other Tenant Charges. Rents under the Tenant Lease, including, without limitation, fixed rent, additional rent due to Seller as Landlord pursuant to Tenant Lease (collectively, “Rents”), shall be addressed in the manner set forth in this subsection. All prepaid Rents for any period subsequent to the Closing Date shall be credited to Purchaser at Closing. Any other amounts, if any, reimbursed by Tenant for the year in which Closing occurs will be re-prorated no later than forty-five (45) days after such reimbursements are actually received from Tenant. All collected Rents for the month in which the Closing occurs shall be prorated as of the Closing Date. All Rents which are due but uncollected as of the Closing Date (the “Delinquent Rents”) shall not be prorated at Closing, but shall be paid to the party entitled to receive such Delinquent Rents upon receipt of same by either Seller or Purchaser after Closing. Purchaser agrees to use commercially reasonable efforts, but shall not be required to file any enforcement action, to collect Delinquent Rents from Tenant remaining in possession of its space under the Tenant Lease. Any and all amounts received by Purchaser after the Closing Date from any party owing Delinquent Rents shall be paid and applied as follows: first, to Purchaser’s reasonable collection costs (including, without limitation, reasonable attorneys’ fees) incurred (after the Closing Date only); second, to Purchaser for Rents due for the then current month; third, to Purchaser for due but unpaid Rents accruing after the Closing Date, to be applied in the inverse of the order incurred (i.e., the most recently incurred Rents paid first); fourth, to Delinquent Rents for the month in which the Closing occurs (which sums shall, upon such collection, be prorated between Seller and Purchaser as though collected prior to Closing); and finally, to Seller for Delinquent Rents for the period prior to the month of Closing. The parties agree that they shall provide a final accounting and reconciliation of all Delinquent Rents within thirty (30) days after Closing. Purchaser shall not have an exclusive right to collect any sums due Seller from Tenant under the Tenant Lease, and Seller hereby retains the right to pursue Tenant under Tenant Lease for any sums due Seller for periods attributable to Seller's ownership of the Property, but in no event shall Seller file an enforcement action against the Tenant and hereby expressly waives any right to sue the Tenant after Closing.
(v)Leasing Commissions and Tenant Inducements. Purchaser shall be responsible for the payment of (a) all Tenant Inducement Costs (as defined below) and leasing commissions which become due and payable (whether before or after Closing) as a result of any new tenant lease or any renewal, expansion or extension of the Tenant Lease entered into or exercised after the Effective Date (provided that such new lease, renewal, expansion or extension has been approved or deemed approved by Purchaser in accordance with Section 13(b) below); and (b) all Tenant Inducement Costs and leasing commissions which become due and payable from and after the Closing Date. If Seller has paid any Tenant Inducement Costs or leasing commissions prior to the Closing Date for which Purchaser is responsible, Seller shall receive a credit for such amounts at Closing. The payment or satisfaction of all leasing commissions and Tenant Inducement Costs which are not the responsibility of Purchaser as described in the first sentence of this Section 4(e)(iv) shall be the responsibility of Seller. For purposes hereof, the term “Tenant Inducement Costs” shall mean any out-of-pocket payments required under a Tenant Lease to be paid or incurred by the landlord to or for the benefit of the tenant, which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design and refurbishment allowances. The term “Tenant Inducement Costs” shall expressly include loss of income resulting from any free or reduced rental period, it being agreed that Seller shall bear the loss resulting from any free or reduced rental period prior to and after the Closing Date to the extent contemplated by the Tenant Lease as of the Effective Date.

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(vi)Reprorations. Any proration under this Section 4(e) that cannot be ascertained with certainty as of the Closing Date shall be prorated on the basis of the parties’ reasonable estimates of such amounts and shall be the subject of a final proration as soon thereafter as the precise amounts can be ascertained, but in no event later than ninety (90) days after the Closing. Seller and Purchaser shall each cooperate with the other diligently and promptly to correct any errors in computations or estimates under this Section 4(e) and shall promptly pay to the party entitled thereto any refund, credit or other payment necessary to comply with this Section 4(e) on demand therefor.
(vii)Water and Sewer Connection Charges; Utility Reimbursements. Seller shall be responsible for the payment of all charges from City of Redmond payable as of the Closing Date with respect to any and all water, sewer and storm/surface water utility facilities and any other changes arising in connection with that certain Notice of Water and Sewer Connection Charge recorded as instrument number 9408091502 in the official records of where the Property is located. Seller shall be responsible for all reimbursement fees and charges from City of Redmond payable as of the Closing Date with respect to that certain Reimbursement Agreement for Utility Improvements recorded as instrument number 20130107001873 in the official records where the Property is located.
(viii)Survival. The provisions of this Section 4(e) shall survive Closing.
5.Due Diligence and Inspection.

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(a)Inspection. Purchaser may conduct an acquisition due diligence investigation of the Property (the “Inspection”), including (i) a review of Tenant Lease, Contracts, financial statements and other documentation related to the Property including, without limitation, those items contained in the Due Diligence Materials (as defined below), and (ii) a physical inspection of the Property to determine the condition of the Property including the existence of any environmental hazards or conditions during the period commencing on the date that Purchaser was selected as Purchaser for this transaction and ending at 5:00 p.m., Pacific Time on November 19, 2019 (the “Inspection Period”). Prior to the Effective Date, Seller has completed and delivered to Purchaser the “Know Your Customer” form attached hereto as Exhibit J. The Inspection shall be conducted at Purchaser's sole cost and expense. During the Inspection Period, subject to the limits set forth in this Section 5, Seller shall provide Purchaser with full access to the Property, including the books and records relating to the Property in Seller’s possession. Purchaser shall have no direct contact or communications with Tenant or vendors without Seller’s prior approval, subject to Seller’s right to conduct an interview of the Tenant pursuant to this Section 5(a). After Purchaser has delivered to Seller not less than forty-eight (48) hours advance notice (which may be delivered by email at brian@pmfinvestments.com with a copy to tim@pmfinvestments.com, Purchaser or its agents or contractors may enter upon the Property for purposes of analysis or other tests and inspections deemed reasonably necessary by Purchaser for the Inspection; provided, however, Purchaser is not permitted to perform any intrusive testing, including, without limitation, a Phase II environmental assessment or boring, invasive roof inspection, or any testing or inspections of the Property which would materially disturb the Tenant’s use and occupancy of the Property, without (A) submitting to Seller the scope and inspections for the testing, and (B) obtaining the prior written consent of Seller which may be withheld in Seller's sole and absolute discretion. Seller may have a representative present at any inspection or testing made by Purchaser on the Property. In addition, Purchaser shall not interview the Tenant unless Purchaser shall have provided at least twenty-four (24) hours advance notice thereof to Seller. Seller shall have the right to be present at any such Tenant interview. No other communications by Purchaser to Tenant with respect to the Property, the Tenant Lease, or the transaction contemplated by this Agreement, shall be permitted unless approved in advance by Seller. Purchaser shall not alter the physical condition of the Property without notifying Seller of its requested tests, and obtaining the prior written consent of Seller to any physical alteration of the Property, which may be withheld in Seller's sole and absolute discretion. Purchaser shall not take any action or permit any activity that would violate a Tenant Lease, and Purchaser will conduct or cause to be conducted all inspections and tests in a manner and at times that will not unreasonably interfere with the Tenant's use and occupancy of the Property. Purchaser shall promptly restore the Property to its original condition if damaged or changed, in each instance due to the tests and inspections performed by Purchaser, free of any mechanic's or materialman's liens or other encumbrances arising out of any of the inspections or tests. PURCHASER HEREBY INDEMNIFIES AND HOLDS SELLER HARMLESS FROM ALL CLAIMS, LIABILITIES, DAMAGES, LOSSES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES), ACTIONS, AND CAUSES OF ACTION ARISING OUT OF OR IN ANY WAY RELATING TO THE INSPECTION PERFORMED BY PURCHASER, ITS AGENTS, LENDERS, INDEPENDENT CONTRACTORS, AND/OR EMPLOYEES; PROVIDED HOWEVER, IN NO EVENT SHALL PURCHASER BE LIABLE FOR MERE DISCOVERY OF ANY PRE-EXISTING CONDITION. Except to the extent caused by the gross negligence or willful misconduct of Seller, Purchaser further waives and releases any claims, demands, damages, actions, causes of action or other remedies of any kind whatsoever against Seller for property damages or bodily and/or personal injuries to Purchaser, its agents, lenders, independent contractors, servants and/or employees arising out of the Inspection or use in any manner of the Property.
(b)Termination. In the event that Purchaser elects to proceed with the transaction contemplated by this Agreement, Purchaser shall deliver to Seller a notice to proceed (“Notice to Proceed”) on or prior to the expiration of the Inspection Period, and upon delivery of such Notice to Proceed, Purchaser shall be deemed to have waived its right to terminate this Agreement on or prior to the expiration of the Inspection Period, and the Agreement shall remain in full force and effect, subject to the terms and conditions of the Agreement. If Purchaser does not deliver the Notice to Proceed, then Purchaser shall be deemed to have elected to terminate this Agreement prior to the expiration of the Inspection Period, in which case the Earnest Money will be returned to Purchaser, and neither party shall have any further right or obligation under this Agreement except for those rights or obligations that expressly survive termination.
(c)Insurance. Prior to the date that Purchaser or its agents or contractors first enter the Property, Purchaser and Purchaser’s agents and contractors shall procure and maintain throughout the term of this Agreement, commercial general liability insurance, including direct contractual and contingent liability, with limits of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate, and with respect to Purchaser’s insurance, naming Seller as an additional insured. Neither Purchaser nor Purchaser’s agents or contractors will be permitted to come onto the Property unless and until Purchaser has provided to Seller copies of certificates of insurance from Purchaser and Purchaser’s agents and contractors evidencing this coverage and the additional insured status of Seller with respect to Purchaser’s insurance.
(d)Survival. The provisions of this Section 5 shall survive the Closing or any termination of this Agreement and are not subject to any liquidated damage limitation on remedies, notwithstanding anything to the contrary in this Agreement.
6.Title Approval.
(a)Commitment; Survey. Prior to the Effective Date, Seller delivered or made available to Purchaser (i) a Preliminary Title Report issued by the Title Company with copies of all recorded instruments affecting the Property and recited as exceptions in the Preliminary Title Report (collectively, the “Commitment”) and (ii) a copy of the most recent survey of the Property in Seller's possession (the “Survey”). If Purchaser, Purchaser's lender, or the Title Company requires a new survey for any reason, then, prior to the expiration of the Inspection Period, Purchaser, at Purchaser's cost shall obtain a new survey (“New Survey”) of the Property made on the ground by a registered professional land surveyor that conforms to the requirements of an ALTA/ACSM minimum standard detail survey and shall provide a copy of the New Survey to Seller.

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(b) Objections. If Purchaser has an objection to any items disclosed in the Commitment or Survey, then Purchaser may give Seller written notice of its objections (the “Objections”) on or prior to one (1) Business Day after the Effective Date. Any exception to title identified in the Commitment or Survey not objected to by Purchaser in the manner and within the time period specified in this Section 6 shall be deemed accepted by Purchaser; provided, however, in no event shall Purchaser be required to object to or deemed to have accepted title subject to (i) unpaid taxes and special assessments for any years before the year of Closing during which Seller has had title to the Property, (ii) deeds of trust or mortgages, or (iii) any monetary lien created by, through or under Seller, including without limitation, any mechanics’ liens for work performed by, through or under Seller or encumbrances or liens that have been filed against the Property after the Effective Date without Purchaser’s prior written consent and that will not otherwise be satisfied on or before the Closing Date (all of the foregoing hereinafter collectively referred to as the “Seller’s Required Removal Items”). Seller shall be obligated to satisfy Seller’s Required Removal Items at or prior to Closing, other than any encumbrance or lien created by, though or under Tenant. If Purchaser gives timely written notice of its Objections, then Seller shall notify Purchaser in writing within three (3) Business Days after receipt of Purchaser’s notice (“Seller's Response Period”) whether Seller elects to remove or to cause the Title Company to insure against each Objection; provided, however, that any affirmative coverage or endorsement to be issued by the Title Company as a cure of any of Purchaser’s Objections must be in form and substance reasonably satisfactory to Purchaser. Seller’s failure to deliver such written notice shall constitute Seller’s election not to cure Purchaser’s Objections. Seller shall have no obligation to expend any money, to incur any contractual or other obligations, or to institute any litigation in pursuing its efforts other than to remove at Closing the Seller’s Required Removal Items (other than any encumbrance or lien created by, though or under Tenant). If any Objection is not satisfied during Seller's Response Period, or during the Seller’s Response Period Seller does not deliver written notice agreeing to cure such Objections prior to Closing, then Purchaser shall elect not later than two (2) Business Days after the expiration of Seller's Response Period, but in any event on or before expiration of the Inspection Period, as its sole and exclusive remedy to either: (i) terminate this Agreement, in which case the Earnest Money shall be refunded to Purchaser, and neither party will have any further rights or obligations pursuant to this Agreement, other than rights or obligations that expressly survive termination; or (ii) waive the unsatisfied Objection (which shall thereupon become a Permitted Exception) and proceed to Closing. Purchaser’s failure to give such notice of termination on or before such date shall constitute Purchaser’s waiver of any of Purchaser’s Objections to matters set forth in the Commitment or Survey that Seller is unwilling to cure, and such Objections shall be deemed Permitted Exceptions upon Closing. If following the expiration of the Inspection Period any update to the Commitment or Survey or update to the New Survey reveals any new matters not set forth in the Commitment or Survey as of the expiration of the Inspection Period (collectively, the “New Matters”), Purchaser shall have three (3) Business Days from receipt of such updated Commitment or Survey to review and provide any supplemental Objections with respect to such New Matters (a “Supplemental Objection Notice”). If Purchaser timely delivers a Supplemental Objection Notice, then Seller shall notify Purchaser in writing within three (3) Business Days after receipt of Purchaser’s Supplemental Objection Notice (“Seller's Supplemental Response Period”) whether Seller elects to remove or to cause the Title Company to insure against each Objection; provided, however, that any affirmative coverage or endorsement to be issued by the Title Company as a cure of any of Purchaser’s Objections must be in form and substance satisfactory to Purchaser in Purchaser’s sole discretion. Seller’s failure to deliver such written notice during the Seller’s Supplemental Response Period shall constitute Seller’s election not to cure Purchaser’s Objections set forth in the applicable Supplemental Objection Notice. If any Objection is not satisfied during Seller's Supplemental Response Period, or during the Seller’s Supplemental Response Period Seller does not deliver written notice agreeing to cure such Objections prior to Closing, then Purchaser shall elect not later than two (2) Business Days after the expiration of Seller's Supplemental Response Period, but in any event prior to one (1) Business Day prior to Closing, as its sole and exclusive remedy to either: (i) terminate this Agreement, in which case the Earnest Money shall be refunded to Purchaser, and neither party will have any further rights or obligations pursuant to this Agreement, other than rights or obligations that expressly survive termination; or (ii) waive the unsatisfied Objection (which shall thereupon become a Permitted Exception) and proceed to Closing. Purchaser’s failure to give such notice of termination on or before such date shall constitute Purchaser’s waiver of any of Purchaser’s Objections to matters set forth in the applicable update of the Commitment or Survey that Seller is unwilling to cure, and such Objections shall be deemed Permitted Exceptions upon Closing. In the event that Seller elects in its written response to any Purchaser’s Objections or Supplemental Objection Notice to cure any Objection and subsequently fails to cure same prior to Closing, it shall be a default by Seller under this Agreement, and Purchaser shall have the remedies set forth in Section 11(b) of this Agreement.
(c)Permitted Exceptions. The phrase “Permitted Exceptions” means those exceptions to title set forth in the Commitment or Survey and that have been accepted or deemed accepted by Purchaser pursuant to the terms of this Agreement. The failure of Seller to deliver a Commitment or a Survey satisfying the requirements of this Section 6 will not under any circumstances extend the period for review of the Commitment or Survey beyond the Inspection Period, and Purchaser's sole and exclusive remedy for Seller's failure, if any, shall be to terminate this Agreement before the expiration of the Inspection Period in accordance with the provisions of Sections 5 and 7.
(d)Encumbrances. After the Effective Date, Seller shall not place or cause to be placed or filed on the Property any encumbrance (references to "encumbrance" include any lien, encumbrance, or other exception to title) other than the Permitted Exceptions. If, before the Closing Date, title to the Property becomes subject to any encumbrance other than a Permitted Exception, Purchaser may deliver a Supplemental Objection Notice and the parties shall proceed under the procedures set forth in Section 6(b).

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7.Due Diligence Materials. Prior to the Effective Date, Seller has delivered or caused to be made available to Purchaser copies of the due diligence materials set forth on Exhibit F (the “Due Diligence Materials”), to the extent (and only to the extent) that these items are available and in Seller's possession. Seller makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in the Due Diligence Materials, and Purchaser acknowledges that the Due Diligence Materials will be for informational purposes only and shall not give Purchaser any cause of action against Seller or the preparer, except as to the preparer of the Survey, which is being recertified to Purchaser and Purchaser’s lender. In no event will the Due Diligence Materials include appraisals, valuation memos, or correspondence related to the sale of the Property. Any failure of Seller to timely deliver or make available any of the Due Diligence Materials will not extend the Inspection Period, and Purchaser's sole and exclusive remedy for Seller's failure, if any, shall be to terminate this Agreement before the expiration of the Inspection Period in accordance with the provisions of Section 5.
8.Tenant Estoppel Letter; SNDA. Prior to the Effective Date, Seller and Purchaser agreed on the form of tenant estoppel letter for Tenant attached hereto as Exhibit K (the “Tenant Estoppel Letter”), and Seller transmitted it to Tenant for its consideration. Seller shall use commercially reasonable efforts to facilitate the delivery of an executed Tenant Estoppel Letter from Tenant, which Tenant Estoppel Letter (i) shall not claim any offset or deduction to a Tenant’s payment obligations under the Tenant Lease or obligation for payment to or from Seller, as applicable, (ii) shall not reveal defaults by either Seller, as landlord, or Tenant under the Tenant Lease, (iii) shall not reveal facts or circumstances materially inconsistent with the Tenant Lease, (iv) shall be dated within thirty (30) days prior to Closing, and (v) shall be certified to Purchaser and its successors and assigns (an “Acceptable Tenant Estoppel Letter”). It is a condition precedent to Purchaser’s obligation to Close that such Acceptable Tenant Estoppel Letter be delivered to Purchaser no later than two (2) Business Days prior to the Closing Date (the “Estoppel Deadline”). A Tenant Estoppel Letter shall not fail to qualify as an Acceptable Tenant Estoppel Letter if the Tenant (a) inserts "to tenant's knowledge" or "in all material respects" or other similar knowledge or materiality qualification to any of the statements contained in its Tenant Estoppel Letter; (b) delivers an estoppel letter that does not contain any more information than that which the Tenant is required to give under its Tenant Lease; or (c) inserts "approximately" or other similar qualification to the amount of square feet leased by the Tenant. In no event will Seller be in default under this Agreement or have any liability to Purchaser if Seller is unable to obtain the Acceptable Tenant Estoppel Letter. If Purchaser has not received the Acceptable Tenant Estoppel Letter by the Estoppel Deadline, then either Seller or Purchaser may, upon written notice to the other, elect to extend the Estoppel Deadline and the Closing Date one or more times, but not to a date later than December 26, 2019 with respect to the Estoppel Deadline, and Closing shall occur on the date that is two (2) Business Days after the delivery of the Acceptable Tenant Estoppel Letter, but in no event later than December 30, 2019. If Seller is unable to obtain the Acceptable Tenant Estoppel Letter, then Purchaser, as its sole and exclusive remedy, may either: (i) terminate this Agreement by written notice to Seller whereupon the Earnest Money shall be returned to Purchaser, and the parties will have no further rights or obligations under this Agreement, except for those rights or obligations that expressly survive termination; or (ii) waive the requirement of the Acceptable Tenant Estoppel Letter and proceed to Closing without receiving any credit against or reduction of the Purchase Price. Prior to the Effective Date, Seller and Purchaser agreed upon a form of subordination, non-disturbance and attornment agreement (“SNDA”) for the Tenant Lease, and Seller transmitted such SNDA to Tenant for its consideration. Seller shall use its commercially reasonable efforts to deliver to Purchaser an original SNDA fully executed by Tenant at least two (2) Business Days prior to Closing. However, execution and delivery of an SNDA by Tenant shall not be a condition precedent to Purchaser’s obligation to Close, and in no event will Seller be in default under this Agreement or have any liability to Purchaser if Seller is unable to obtain the SNDA.
9.Broker’s Fee. Purchaser and Seller represent and warrant to each other that no real estate commissions, finders' fees, or brokers' fees have been or will be incurred in connection with the sale of the Property by Seller to Purchaser other than a commission payable by Seller to CBRE, Inc. (the “Broker”) pursuant to a separate agreement between Seller and Broker. Each party represents to the other that, except as set forth above, it has not authorized any broker or finder to act on its behalf in connection with the sale and purchase under this Agreement and that it has not dealt with any broker or finder purporting to act on behalf of any other party. Purchaser and Seller each hereby agree to indemnify, defend, and hold the other harmless from any claim, liability, obligation, cost, or expense (including attorneys' fees and expenses) for fees or commissions relating to Purchaser's acquisition of the Property asserted against either party by any broker or other person (other than the Broker) claiming by, through, or under the indemnifying party or whose claim is based on the indemnifying party's acts. The provisions of this Section 9 shall survive the Closing or any termination of this Agreement.

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10.Limitation of Seller’s Representations and Warranties; Release.
          AS-IS. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 12 OF THIS AGREEMENT OR IN ANY OF THE PURCHASE DOCUMENTS (AS DEFINED BELOW), PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER IS PURCHASING THE PROPERTY IN AN “AS-IS” CONDITION “WITH ALL FAULTS” AND WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESSED OR IMPLIED, OF ANY NATURE WHATSOEVER FROM OR ON BEHALF OF SELLER, INCLUDING WITHOUT LIMITATION, THOSE OF FITNESS FOR A PARTICULAR PURPOSE AND USE.
          No Reliance. Purchaser acknowledges that (i) Purchaser has had or will have, pursuant to this Agreement, an adequate opportunity to make such legal, factual and other inquiries and investigation as Purchaser deems necessary, desirable or appropriate with respect to the Property, and (ii) except as otherwise expressly set forth in Section 12 of this Agreement or in any of the Purchase Documents, neither Seller, nor anyone acting for or on behalf of Seller, has made any representation, warranty, promise or statement, express or implied, to Purchaser, or to anyone acting for or on behalf of Purchaser, concerning the Property or the condition, use or development thereof. Purchaser represents that, in entering into this Agreement, Purchaser has not relied on any representation, warranty, promise or statement, express or implied, of Seller, or anyone acting for or on behalf of Seller, other than as expressly set forth in Section 12 of this Agreement or to be contained in any of the Purchase Documents, and that Purchaser shall purchase the Property based upon Purchaser’s own prior investigation and examination of the Property. If Purchaser elects (A) not to inspect the Property, (B) to terminate this Agreement on or before the expiration of the Inspection Period, or (C) to proceed to Closing, such election will be made at Purchaser’s absolute discretion, in reliance solely upon the tests, analyses, inspections and investigations that Purchaser makes, or had the right to make and opted not, or otherwise failed, to make, and not in reliance upon any alleged representation made by or on behalf of Seller, except as set forth in Section 12 or in any of the Purchase Documents.
          Release. Except as may be expressly provided in Section 12 of this Agreement or in any of the Purchase Documents, Purchaser, for itself and its successors in interest, releases Seller and its affiliates and their respective members, managers, partners, officers, directors, employees and advisors (collectively “Seller Parties”) from, and waives all claims and liability against the Seller Parties for, any structural, physical, environmental, economic, legal, financial or operational condition at the Property, and hereby releases the Seller Parties from, and waives all liability against the Seller Parties attributable to, the structural, physical, environmental, economic, legal, financial or operational condition of the Property, including without limitation (i) any damages arising out of a violation of any legal requirement with respect to the physical condition, maintenance or improvement of the Property, including zoning and building codes and the Americans with Disabilities Act; (ii) any damages arising out of the state of the physical condition, maintenance or improvement of the Property on or before the Closing Date; (iii) any damages arising out of the presence, discovery or removal of any hazardous materials or substances in, at, about or under the Property, or connected with or arising out of any and all claims or causes of action based upon any environmental law, including CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by SARA Superfund Amendment and Reauthorization Act of 1986 and as may be further amended from time to time) or any related claims or causes of action or any other federal, state or municipal based statutory or regulatory causes of action for environmental contamination at, in or under the Property. Notwithstanding anything herein to the contrary (including the foregoing waiver and release), Purchaser shall have the right to defend (but Purchaser has no right to assert, file or otherwise proceed with a contribution or other claim against Seller) government and third-party claims by alleging that any prior owner (or someone acting on such owner’s behalf), not Purchaser, is liable for such claims. The provisions of this Section 10 shall survive indefinitely any Closing or termination of this Agreement and shall not be merged into the Closing documents.
        Seller Disclosure Statement Waiver. To the maximum extent permitted by law and pursuant to RCW 64.06.010(7), for valuable independent consideration, the receipt and sufficiency of which are hereby acknowledged by Purchaser, Purchaser expressly waives its right to receive from Seller a completed seller disclosure statement (the "Seller Disclosure Statement") for the Property as required to be provided by Seller pursuant to RCW 64.06.013, as amended.  Notwithstanding the foregoing, if the answer to any of the questions in the section of the Seller Disclosure Statement entitled "Environmental" would be "yes," then Purchaser does not

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waive its right to receive the completed "Environmental" section of the Seller Disclosure Statement, and Seller shall provide Purchaser with such completed section of the Seller Disclosure Statement for the Property.
Seller and Purchaser hereby acknowledge and agree to the provisions of this Section 10:
         Seller:  /s/ BF   Purchaser:  /s/ PN
11.Default.
(a)Seller's Remedies. If Purchaser fails to perform its obligations pursuant to this Agreement (after satisfaction of all conditions precedent set forth in this Agreement for such performance) at or prior to Closing for any reason except failure by Seller to perform its obligations hereunder, or if prior to Closing any one or more of Purchaser's representations or warranties are breached in any material respect, and this failure or breach is not cured within ten (10) Business Days after written notice from Seller to Purchaser, then Seller, as its sole and exclusive remedy (except as provided in Sections 5 and 9), may terminate this Agreement and receive the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder (except for claims arising under Section 5 or Section 9). Seller and Purchaser agree that Seller's damages resulting from Purchaser's default are difficult, if not impossible, to determine, and the Earnest Money is a fair estimate of those damages and has been agreed to in an effort to cause the amount of damages to be certain. Notwithstanding anything in this Section 11(a) to the contrary, in the event of Purchaser's default or termination of this Agreement, Seller shall have all remedies available at law or in equity if Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property, except in the event that Purchaser is asserting such claims in connection with Purchaser’s exercise of specific performance pursuant to Section 11(b) below. If Closing is consummated, then Seller shall have all remedies available at law or in equity if Purchaser fails to perform any obligation of Purchaser that expressly survives Closing under this Agreement.
(b)Purchaser's Remedies. If Seller fails to perform its obligations pursuant to this Agreement (after satisfaction of all conditions precedent set forth in this Agreement for such performance) for any reason except failure by Purchaser to perform its obligations hereunder, or if before Closing any one or more of Seller's representations or warranties are breached in any material respect, and this failure or breach is not cured within ten (10) Business Days after written notice from Purchaser to Seller, then Purchaser may, as its sole and exclusive remedy, either: (i) receive a reimbursement from Seller of Purchaser’s documented, actual out of pocket costs and expenses incurred by Purchaser in connection with this Agreement up to an aggregate amount of $100,000.00 (the “Reimbursement Amount”) and terminate this Agreement by giving Seller timely written notice of its election before or at Closing and recover the Earnest Money; (ii) enforce specific performance of Seller’s obligations under this Agreement, provided that if specific performance is unavailable due to Seller transferring, or contracting to transfer, all or any portion of Property in breach of this Agreement, then Purchaser shall be entitled to all actual damages incurred in connection with this Agreement; or (iii) waive Seller's failure or breach and proceed to Closing. If Purchaser enforces specific performance of this Agreement by Seller, Purchaser agrees that Purchaser shall be required to pay the entire Purchase Price in Immediately Available Funds (provided that Purchaser may use any amount of the Purchase Price necessary to satisfy the Seller’s Required Removal Items at Closing), and that Purchaser shall accept Seller’s title to the Property as set forth in the Commitment, subject to the Permitted Exceptions. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to proceed under Section 11(b)(i) if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before thirty (30) days following the scheduled Closing Date or, having given that notice, fails to file a lawsuit asserting the claim or cause of action in King County, Washington, within sixty (60) days following the scheduled Closing Date. Unless Purchaser in good faith either (1) disputes an allegation of Purchaser's default and promptly files suit for declaratory judgment or (2) alleges a Seller default that continues after the notice and cure period set forth above and timely files suit for specific performance and the action is pending, Purchaser may not place a lis pendens against all or any portion of the Property, and Purchaser hereby waives and releases any right it may have under applicable law to file any lis pendens except as set forth in this sentence. In no event or circumstance shall Purchaser be entitled to any consequential or punitive damages. Purchaser's remedies shall be limited to those described in this Section 11(b). The provisions of this Section 11(b) shall survive the Closing or any termination of this Agreement.
Seller and Purchaser hereby acknowledge and agree to the provisions of this Section 11:

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Seller:  /s/ BF   Purchaser:  /s/ PN
12.Representations and Warranties of Seller.
(a)Representations and Warranties. Seller hereby represents and warrants to Purchaser, which representations and warranties shall be deemed made by Seller to Purchaser as of the Effective Date and also as of the Closing Date, that:
(i)Duly Organized. Seller is duly organized and validly existing under the laws of the State of Washington with full power and authority to perform its obligations hereunder.
(ii)Duly Authorization. The execution, delivery and performance by Seller of this Agreement, and all of Seller’s obligations hereunder, has been duly and validly authorized by all requisite action on the part of the Seller. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms.
(iii)No Notice of Violations. To Seller’s actual knowledge, except as may have been disclosed to Purchaser prior to the Effective Date, Seller has received no written notice (that remains uncured) from any government agency having jurisdiction over the Land or Improvements that considers either the construction of the Improvements or the operation or use of the Property to be in violation of any law, ordinance, regulation, or order.
(iv)No Litigation; Eminent Domain. To Seller’s actual knowledge, except as set forth on Exhibit G, there are no actions, suits or proceedings (including environmental) pending and for which Seller has received service of process or other written notice, before or by any judicial, administrative or union body, any arbiter or any governmental authority, against or affecting Seller or the Property. Seller has not received any written notice of a pending or threatened eminent domain or similar proceeding that would affect the Land or Improvements.
(v)Not a Foreign Person. Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.
(vi)OFAC. Seller is not an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”) is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise. Neither Seller nor (to Seller’s actual knowledge) any Person who is affiliated with or owns an interest in Seller (collectively, a “Seller Party”) does business with, sponsors, or provides assistance or support to, the government of, or any person located in, any country, or with any other person, targeted by any of the economic sanctions of the United States administered by OFAC; Seller is not owned or controlled (within the meaning of the regulations promulgating such sanctions or the laws authorizing such promulgation) by any such government or person; and any payments and/or proceeds received by Seller under the terms of this Agreement will not be used to fund any operations in, finance any investments or activities in or make any payments to, any country, or to make any payments to any person, targeted by any of such sanctions.

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(vii)Patriot Act. Neither Seller nor (to Seller’s actual knowledge) any Seller Party, nor (to Seller’s actual knowledge) any Person having a beneficial interest in Seller, nor any Person for whom Seller is acting as agent or nominee, nor (to Seller’s actual knowledge) any Person providing funds to Seller (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a Financial Institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations, including without limitation the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957 (all of such laws, regulations and sanctions are referred to collectively as “Anti-Money Laundering Laws”); (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws; (iv) is a person or entity that resides or has a place of business in a country or territory which is designated as a Non-Cooperative Country or Territory by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (v) is a “Foreign Shell Bank” within the meaning of the Patriot Act (i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision); (vi) is a person or entity that resides in, or is organized under the laws of, a jurisdiction designated by the Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns; (vii) is an entity that is designated by the Secretary of the Treasury as warranting such special measures due to money laundering concerns; or (viii) is a person or entity that otherwise appears on any United States government-provided list of known or suspected terrorists or terrorist organizations.
(viii)ERISA. Neither Seller nor any of its affiliates is a (a) fiduciary (as defined by section 3 (21) of the Employee Retirement Income Security Act of 1974 (“ERISA”)); (b) other party-in-interest (as defined by section 3 (14) of ERISA); (c) disqualified person (as defined by section 4975 (e) (2) of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to any plan (as defined by section 4975 (e) (1) of the Code); or employee benefit plan (as defined by section 3 (3) of ERISA).
(ix)Rights to Purchase: Except with respect to Purchaser, Seller has not granted to any Person any option or other right to purchase the Property.
(x)Bankruptcy. Seller has not: (1) made a general assignment for the benefit of creditors, (2) filed a petition for voluntary bankruptcy or filed a petition or answer seeking reorganization or any arrangement or composition, extension, or readjustment of its indebtedness, (3) consented, in any creditor’s proceeding, to the appointment of a receiver or trustee of Seller or any of its property or any part thereof, or (4) been named as a debtor in an involuntary bankruptcy proceeding or received a written notice threatening the same.
(xi)Tenant Lease.
(1)To the actual knowledge of Seller, Seller has delivered to Purchaser a true, correct and complete copy of the Tenant Lease.
(2)To the actual knowledge of Seller, no “free” rent or rent concessions are due, incurred, payable or owing under the Tenant Lease after Closing.
(3)Except as set forth in the Tenant Lease, (1) to Seller’s knowledge, there are no options to expand, rights of first refusal or options to terminate or renew such Tenant Lease, or any rent concessions, (2) Seller has not received or delivered any written notices of default under the Tenant Lease that remain uncured, and (3) no rents or other payments have been collected by Seller more than one (1) month in advance and no deposits are held by Seller in connection with the Tenant Lease.
(xii)Stormwater Fees. Prior to the Effective Date hereof, Seller has delivered to Tenant an estimate of the stormwater fees required by City of Richmond for the 2020 calendar year.

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(b)Seller's Knowledge. Whenever the phrases “to Seller's actual knowledge” or “to the best of Seller's knowledge” or any similar phrase is used herein, those phrases mean the present, actual knowledge (as opposed to the imputed knowledge), without inquiry or investigation, of the fact or condition by Brian Franklin (“Seller's Representative”). The representations and warranties contained in Section 12 are the representations and warranties of Seller, not Seller’s Representative, and shall not create any individual liability for Seller's Representative.
(c)Survival Period. Subject to the provisions of Section 12(d), and notwithstanding anything else to the contrary contained in this Agreement, in any exhibits attached hereto, or in any documents executed or to be executed at Closing or otherwise in connection herewith (collectively, the “Purchase Documents”), all of Seller's representations, warranties, covenants, undertakings, indemnities, and agreements contained in any of the Purchase Documents (collectively, “Seller's Undertakings”) shall survive the Closing for a period of seven (7) months (the “Survival Period”). Purchaser acknowledges that it is a sophisticated purchaser who is familiar with the ownership and operation of real estate projects similar to the Property, and Purchaser and Seller have negotiated and agreed upon the length of the Survival Period as an adequate period of time for Purchaser to discover any and all facts that could give rise to a claim or cause of action for a breach of a representation. Purchaser may bring an action against Seller on the breach of any Seller's Undertakings, but only if: (i) Purchaser first learns of the breach after Closing and files the action within the Survival Period and (ii) the damage to Purchaser on account of the breach (individually or when combined with damages from other breaches) equals or exceeds Fifty Thousand and No/100 Dollars ($50,000.00). Furthermore, Purchaser agrees that Seller's liability, however and whenever arising, whether based on or through, directly or indirectly, in whole or in part, any breach of Seller's Undertakings, at law or in equity, or any other claim or basis arising under the Purchase Documents or with respect to the Property, at law or in equity, shall not exceed, in the aggregate, One Million and No/100 Dollars ($1,000,000.00) (the “Cap”); provided, that in no event shall there be any cap on (and in no event shall the Cap be reduced by) Seller’s liability, if any, for any of Seller’s obligations set forth in any of Sections 4(e) or 9 of this Agreement. During the Survival Period (and if Purchaser brings an action against Seller for breach of any Seller’s Undertakings during the Survival Period, until such action is fully resolved), Seller covenants and agrees to: (1) remain in existence as a legal entity in good standing in the State of Washington, and (2) maintain a minimum liquid net worth equal to the Cap, which funds equal to the Cap shall remain unencumbered and be placed in a bank account with an FDIC insured banking institution with monthly bank account statements to be provided by Seller to Purchaser on or before the fifteenth (15th) day of each month evidencing funds equal to the Cap in such account; provided, further, in the event that any third party makes a claim against the funds in such account or the account balance otherwise drops below the Cap, the Seller shall promptly replenish such funds to maintain an account balance equal to the Cap. The provisions of this Section 12(c) shall survive the Closing.
(d)Untrue Representation or Warranty. If, prior to Closing, Purchaser obtains knowledge that any representation or warranty of Seller in this Agreement is incorrect in any material respect, Purchaser shall promptly notify Seller of such incorrectness. Upon receiving such notification, Seller shall have the right take such action as shall be necessary in order to render correct the representation or warranty which was incorrect. If Seller fails to notify Purchaser within ten (10) days after receiving Purchaser’s notice that Seller agrees to take such action prior to Closing, then Purchaser’s sole remedy, assuming that Purchaser was correct in stating that Seller’s representation or warranty was materially incorrect, shall be to terminate this Agreement by notice to Seller given within five (5) Business Days after the expiration of such ten (10) day period, in which case Purchaser shall be entitled to the return of the Earnest Money, where upon no party shall have any further rights or obligations under this Agreement other than those that expressly survive Closing; provided that, if such breach of representation or warranty is also a default by Seller under this Agreement because such representation or warranty was untrue when made or became untrue after it was made by virtue of any circumstances within the reasonable control of Seller, then Purchaser shall have the remedies set forth in Section 11(b) of this Agreement. If Purchaser does not elect a remedy within such five (5) Business Day period, Purchaser shall be deemed to have waived any right to terminate this Agreement or to recover from Seller on account of such incorrectness actually known to Purchaser. If Purchaser obtains actual knowledge prior to the Closing that any representation or warranty of Seller herein is incorrect in any material respect but does not notify Seller as provided above, Purchaser will be deemed to have forever waived any right to recover from Seller on account of such incorrectness actually known to Purchaser. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, Seller’s breach of representation or warranty shall not constitute a default by Seller under this Agreement if such representation or warranty was true when made and thereafter became untrue by virtue of any circumstance beyond Seller’s reasonable control.
13.Covenants of Seller.

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(a)General. From the Effective Date until Closing or the earlier termination of this Agreement, Seller will:
(i)Operations. Maintain and operate the Property in accordance with Seller’s normal maintenance practices utilized in the ordinary course of Seller’s business, reasonable wear and tear and damage from casualty excepted.
(ii)Removal of Property. Not remove any item of Personal Property from the Land or Improvements unless replaced by a comparable item of Personal Property or in the ordinary course of business, except for any dead landscaping, which Seller shall have no obligation to replace.
(iii)Contracts. Refrain from entering into any contracts, or other agreements regarding the Property, without first obtaining Purchaser’s prior written consent which may be granted or withheld in Purchaser’s discretion, other than contracts in the ordinary and usual course of business and which are cancelable by the owner of the Property without penalty within thirty (30) days after giving notice thereof.
(iv)Notices. Provide Purchaser with copies of all material written notices given or received by Seller after the Effective Date with respect to the Tenant Lease, Contracts, laws, covenants or permits applicable to the Property.
(v)No Marketing or Transfer. Seller shall not market or solicit offers for the purchase of all or any portion of the Property. Seller shall not convey all or any portion of the Property.
Notwithstanding the foregoing, Seller hereby notifies Purchaser that Seller is (a) decommissioning certain wells located on the Property after obtaining any required consents of the State of Washington Department of Ecology and restoring the surface in the locations of such wells and (b) performing certain roof repairs as necessary to transfer the applicable roof warranty, and Purchaser agrees that none of the foregoing work (collectively, the “Work”) shall be a breach or violation of Seller’s covenants or agreements hereunder. Seller shall complete and fully pay for the Work prior to Closing and provide to Purchaser and the Title Company evidence of payment and other documentation, including without limitation final lien waivers from any contractors performing the Work, as may be required by the Title Company to issue Purchaser’s Title Policy without exception for any possible mechanics’ or materialman’s liens arising with respect to the Work.
(b)Leasing. Seller shall promptly notify Purchaser in writing of each proposed renewal, expansion, extension or material modification of the Tenant Lease and each proposed new tenant lease. In the event that Seller wishes to execute a renewal, expansion, extension or material modification of the Tenant Lease or a new tenant lease after the Effective Date and prior to Closing, Seller shall submit to Purchaser a copy of each such proposed renewal, expansion, extension or material modification of the Tenant Lease or new tenant lease that Seller wishes to execute and Purchaser shall give notice to Seller in writing, within five (5) Business Days after delivery thereof that Purchaser either approves or disapproves the renewal, expansion, extension or material modification of the Tenant Lease or the new tenant lease, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith, which approval Purchaser may grant or withhold in its sole discretion. If Purchaser timely disapproves such renewal, expansion, extension or material modification of the Tenant Lease or new tenant lease, Seller shall not execute the disapproved renewal, expansion, extension or material modification the Tenant Lease or the disapproved new tenant lease. In the event Purchaser fails to notify Seller in writing of Purchaser’s approval or disapproval within such period of five (5) Business Days, such failure shall be deemed disapproval by Purchaser. Subject to the provisions of Section 4(e) above, at Closing, Purchaser shall reimburse Seller for all Tenant Inducement Costs and leasing commissions actually paid by Seller pursuant to every renewal or expansion or material modification of the Tenant Lease approved by Purchaser and every new tenant lease approved by Purchaser and executed after the Effective Date.
14.Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller, which representations and warranties shall be deemed made by Purchaser to Seller as of the Effective Date and also as of the Closing Date:
(a)Duly Organized. Purchaser is duly organized and validly existing under the laws of the State of Delaware with full power and authority to perform its obligations hereunder.

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(b)Duly Authorization. The execution, delivery and performance by Purchaser of this Agreement, and all of Purchaser’s obligations hereunder, has been duly and validly authorized by all requisite action on the part of the Purchaser. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms.
(c)OFAC. Purchaser is not a Person with whom a U.S. Person is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise. Neither Purchaser nor (to Purchaser’s actual knowledge) any Person who is affiliated with or owns an interest in Purchaser (collectively, a “Purchaser Party”) does business with, sponsors, or provides assistance or support to, the government of, or any person located in, any country, or with any other person, targeted by any of the economic sanctions of the United States administered by OFAC; Purchaser is not owned or controlled (within the meaning of the regulations promulgating such sanctions or the laws authorizing such promulgation) by any such government or person; and any payments and/or proceeds received by Purchaser under the terms of this Agreement will not be used to fund any operations in, finance any investments or activities in or make any payments to, any country, or to make any payments to any person, targeted by any of such sanctions.
(d)Patriot Act. Neither Purchaser nor (to Purchaser’s actual knowledge) any Purchaser Party, nor (to Purchaser’s actual knowledge) any Person having a beneficial interest in Purchaser, nor any Person for whom Purchaser is acting as agent or nominee, nor (to Purchaser’s actual knowledge) any Person providing funds to Purchaser (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a Financial Institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations, including without limitation the Patriot Act or Anti-Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws; (iv) is a person or entity that resides or has a place of business in a country or territory which is designated as a Non-Cooperative Country or Territory by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (v) is a “Foreign Shell Bank” within the meaning of the Patriot Act (i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision); (vi) is a person or entity that resides in, or is organized under the laws of, a jurisdiction designated by the Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns; (vii) is an entity that is designated by the Secretary of the Treasury as warranting such special measures due to money laundering concerns; or (viii) is a person or entity that otherwise appears on any United States government-provided list of known or suspected terrorists or terrorist organizations..
(e)No Violation. None of the execution, delivery or performance of this Agreement by Purchaser does or will, with or without the giving of notice, lapse of time or both, violate, conflict with, constitute a default or result in a loss of rights under or require the approval or waiver of any entity under (1) the organizational documents of Purchaser or any material agreement, instrument or other document to which Purchaser is a party or by which Purchaser is bound, or (2) any judgment, decree, order, statute, injunction, rule, regulation or the like of a governmental unit applicable to Purchaser.
(f)Bankruptcy. Purchaser has not: (1) made a general assignment for the benefit of creditors, (2) filed a petition for voluntary bankruptcy or filed a petition or answer seeking reorganization or any arrangement or composition, extension, or readjustment of its indebtedness, (3) consented, in any creditor’s proceeding, to the appointment of a receiver or trustee of Purchaser or any of its property or any part thereof, or (4) been named as a debtor in an involuntary bankruptcy proceeding or received a written notice threatening the same.

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(g)Untrue Representation or Warranty. If, prior to Closing, Seller obtains knowledge that any representation or warranty of Purchaser in this Agreement is incorrect in any material respect, Seller shall promptly notify Purchaser of such incorrectness. Upon receiving such notification, Purchaser shall have the right take such action as shall be necessary in order to render correct the representation or warranty which was incorrect. If Purchaser fails to notify Seller within ten (10) days after receiving Seller’s notice that Purchaser agrees to take such action prior to Closing, then Seller’s sole remedy, assuming that Seller was correct in stating that Purchaser’s representation or warranty was materially incorrect, shall be to terminate this Agreement by notice to Purchaser given within five (5) Business Days after the expiration of such ten (10) day period, in which case Purchaser shall be entitled to the return of the Earnest Money, where upon no party shall have any further rights or obligations under this Agreement other than those that expressly survive Closing; provided that, if such breach of representation or warranty is also a default by Purchaser under this Agreement because such representation or warranty was untrue when made or became untrue after it was made by virtue of any circumstances within the reasonable control of Purchaser, then Seller shall have the remedies set forth in Section 11(a) of this Agreement. If Seller does not elect a remedy within such five (5) Business Day period, Seller shall be deemed to have waived any right to terminate this Agreement or to recover from Purchaser on account of such incorrectness actually known to Seller.
(h)Purchaser's Knowledge. Whenever the phrases “to Purchaser's actual knowledge” or “to the best of Purchaser’s knowledge” or “known to Purchaser” or “discovered by Purchaser” or any similar phrase is used herein, those phrases mean the present, actual knowledge (as opposed to the imputed knowledge), without inquiry or investigation, of the fact or condition by Paul Nicholas (“Purchaser's Representative”). The representations and warranties contained in Section 14 are the representations and warranties of Purchaser, not Purchaser’s Representative, and shall not create any individual liability for Purchaser's Representative.
15.Condemnation. Prior to the Closing Date, in the event that all or any substantial portion of the Property shall be taken (or threatened in writing to be taken) in condemnation or under the right of eminent domain, Seller shall promptly notify Purchaser thereof. Within five (5) Business Days after receipt of the foregoing notice, Purchaser shall notify Seller, electing either: (a) to proceed with this transaction and Closing in accordance with this Agreement notwithstanding such condemnation; or (b) to terminate this Agreement, receive a refund of the Earnest Money and neither party shall have any further rights or obligations under this Agreement except for those that expressly survive termination. If Purchaser elects to proceed with this transaction pursuant to clause (a) above, or if there is a taking in condemnation or eminent domain that does not affect a substantial portion of the Property, there shall be no reduction in the Purchase Price and Seller shall (i) deliver to Purchaser at the Closing, or as soon thereafter as available, any proceeds actually received by Seller attributable to the Property from such condemnation or eminent domain proceeding, and (ii) transfer and assign to Purchaser any and all rights Seller may have with respect to payments by or from and with respect to recovery against any party for damages or compensation relating to the Property on account of such condemnation or eminent domain proceeding. A failure by Purchaser to notify Seller in writing within five (5) Business Days after receiving written notice of such taking shall be deemed an election to proceed under clause (b) in this Section 15. If Purchaser elects to proceed under clause (a) in this Section 15, Seller shall not compromise, settle or adjust any claims to such award without Purchaser’s prior written consent. For purposes of this provision, a “substantial portion” of the Property shall be deemed to include (A) any taking of any portion of the building on the Land or the Land underlying the building, (B) any taking of the lesser of (I) five percent (5%) of the parking spaces for the Property, or (II) such number of parking spaces as would leave the Property in violation of any zoning ordinance, lease, reciprocal easement agreement or declaration of covenants, conditions and restrictions affecting the Property, (C) any taking which gives rise to a right on behalf of the Tenant under the Tenant Lease to terminate its Tenant Lease, and (D) any taking which materially alters the means of vehicular access to the Property.
16.Damage to Property. Seller agrees to give Purchaser prompt notice of any fire or other casualty affecting the Land, the Improvements, or the Personal Property between the Effective Date and the Closing.

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(a)If, before Closing, the Property is damaged (i) by an insured fire or other casualty that would cost an amount equal to or greater than three percent (3%) of the Purchase Price to repair, (ii) by an uninsured casualty that Seller is unwilling or unable to repair on or before Closing (or a casualty for which Seller’s insurance company does not agree to an assignment of proceeds by Seller to Purchaser unless Seller otherwise agrees to either credit to Purchaser the amount of such insurance proceeds at Closing or place an amount equal to such insurance proceeds in an escrow holdback with the Title Company pursuant to form of escrow agreement reasonably satisfactory to Seller, Purchaser and Title Company with such escrowed funds to be paid to Purchaser if such written acknowledgment to assignment of proceeds from Seller’s insurance company is not obtained within thirty (30) days following Closing), or (iii) any casualty which gives rise to a right on behalf of the Tenant under the Tenant Lease to terminate its Tenant Lease (each, a “Major Casualty”), then Purchaser may, at its option, elect to terminate this Agreement by written notice to Seller within twenty (20) days after the date of Seller's notice to Purchaser of the casualty or at the Closing, whichever is earlier, in which case the Earnest Money shall be refunded to Purchaser, and neither party shall have any further rights or obligations under this Agreement, other than rights and obligations that expressly survive termination. If Purchaser fails to timely makes its election to terminate this Agreement pursuant to this Section 16 and the casualty is fully insured, then the Closing shall take place as provided herein, the Purchase Price shall be reduced by an amount equal to Seller's deductible under its insurance policies, and Seller shall assign to Purchaser at the Closing all of Seller's interest in and to any casualty insurance proceeds that may be payable to Seller on account of the occurrence, including, to the extent assignable, the proceeds of any business interruption or loss of rental insurance. If Purchaser does not timely makes its election to terminate this Agreement pursuant to this Section 16 and the casualty is uninsured, then the Closing shall take place as provided herein, Purchaser shall accept the Property in its condition at Closing and the Purchase Price shall not be reduced.
(b)If, before Closing, the Property is damaged by (i) a fire or other casualty that is not a Major Casualty or (ii) an uninsured casualty and Seller repairs the damage to Purchaser’s reasonable satisfaction before Closing, then Purchaser may not terminate this Agreement, and if the casualty is insured, the Purchase Price shall be reduced by an amount equal to Seller's deductible under its insurance policies, and Seller shall assign to Purchaser at the Closing all of Seller's interest in and to any casualty insurance proceeds that may be payable to Seller on account of the occurrence, including, to the extent assignable, the proceeds of any business interruption or loss of rental insurance.
(c)Seller and Purchaser both agree to use the Seller's insurance adjuster's assessment to determine the amount of damages for any insured loss and a contractor reasonably acceptable to each of Seller and Purchaser for any uninsured loss.
17.Conditions Precedent. The obligation of Purchaser to consummate the transaction under this Agreement shall be subject to the fulfillment or waiver by Purchaser on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:
(a)The Title Company shall have unconditionally committed to issue the Title Policy with a liability amount not less than the Purchase Price, naming Purchaser, as the insured, showing fee simple title to the Property to be vested in Purchaser, subject only to the Permitted Exceptions;
(b)Seller shall have delivered to Purchaser or Title Company (as the case may be) all of the items required to be delivered by Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.b;
(c)All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Effective Date and as of the Closing Date;
(d)Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing;
(e)Seller’s delivery of an Acceptable Tenant Estoppel Letter no later than two (2) Business Days prior to Closing;
(f)Seller’s delivery of an executed amendment to the Tenant Lease which amends Section 31(J) of the Tenant Lease and Section 6 of the First Amendment to Tenant Lease to read as follows:
“The terms and provisions of this Lease shall remain confidential between the parties, except as follows: (i) Landlord may record any short form of lease pursuant to Section 28 or any SNDA, (ii) Landlord and its owners may disclose this Lease and its terms to actual and potential investors, purchasers, appraisers, partners, lenders, brokers, insurers, consultants, attorneys and similar entities as required in the ordinary course of business, provided each agrees to be bound by the

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terms of this Section or by similar confidentiality obligations, and (iii) Landlord and its owners may disclose this Lease and its terms as may be required by law or any exchange or securities regulations. Without Tenant’s prior written consent in each instance, Landlord shall not use Tenant’s name or logotype in any press release or advertisement pertaining to this Lease or the Tenant.”
(g)Tenant shall not have (i) made a general assignment for the benefit of its creditors, (ii) admitted in writing its inability to pay its debts as they become due, (iii) filed any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or any other proceeding for the relief of debts in general, nor shall any such proceeding have been instituted by or against any tenant or any guarantor thereof.
In the event any of the foregoing conditions has not been satisfied by the Closing Date, Purchaser shall have the right to either (1) waive such unsatisfied conditions and proceed to the Closing subject to the other terms and conditions of this Agreement or (2) terminate this Agreement by written notice given to Seller not later than the then-scheduled Closing Date, whereupon Title Company shall promptly refund the Earnest Money to Purchaser and the parties shall have no further rights, duties or obligations hereunder, other than any obligations under this Agreement that expressly survive the termination hereof; provided, however, that if any of the foregoing conditions has not been satisfied due to a default by Seller hereunder, then Purchaser’s rights, remedies and obligations shall instead be determined in accordance with Section 11(b) of this Agreement.
18.Assignment. Purchaser may not assign this Agreement without Seller's prior written consent, which consent shall be given or denied in Seller's sole and absolute discretion, except that Purchaser may make a one-time assignment of this Agreement to an entity that is an affiliate of Purchaser or an entity in which Purchaser acts as an investment advisor or investment manager (collectively, a “Permitted Transferee”); provided, however, that (a) pending Closing, Purchaser shall not be released from any of its liabilities and obligations under this Agreement by reason of such designation or assignment, provided that once Closing occurs, the assigning party (but not the assignee) shall be relieved of all of its obligations arising under this Agreement; and (b) such designation or assignment shall not be effective until Purchaser has provided Seller with (i) assignee’s certificates of insurance evidencing the coverage required of Purchaser under Section 5(c) of this Agreement, and, (ii) a fully executed copy of such designation or assignment and assumption instrument (which shall be in the form attached hereto as Exhibit H) at least three (3) Business Days prior to Closing, which shall (i) provide that Purchaser and such designee(s) or assignee(s) shall be jointly and severally liable for all liabilities and obligations of Purchaser under this Agreement until Closing occurs, upon which the assigning party (but not the assignee) shall be relieved of all of its obligations arising under this Agreement, and (ii) include a representation and warranty in favor of Seller that all representations and warranties made by Purchaser in this Agreement are true and correct with respect to such designee(s) or assignee(s) as of the date of such designation or assignment, and will be true and correct as of the Closing.
19.Miscellaneous.
(a)Notice. All notices, demands, and requests and other communications required or permitted under this Agreement must be in writing and will be deemed to be delivered when actually received by email (followed by delivery by one (1) other method permitted under this Section 19) facsimile or personal delivery or, if earlier and regardless whether actually received or not, (i) upon one (1) Business Day following deposit with a nationally recognized overnight courier for next Business Day delivery, charges prepaid, or (ii) upon three (3) Business Days following deposit in a regularly maintained receptacle for the United States mail, registered or certified, postage prepaid, in either event to be addressed to the addressee as follows:

If to Seller:	Franklin-Redmond LLC 15015 Main Street, Suite 203 Bellevue, WA 98007 Attn: Brian Franklin Phone: 425-746-6066 Fax: 425-746-6595 Email: brian@pmfinvestments.com

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With a copy to:	McNaul Ebel Nawrot & Helgren PLLC 600 University Street, Suite 2700 Seattle, WA 98101 Attn: Marc O. Winters Phone: 206-467-1816 Fax: 206-624-5128 Email: mwinters@mcnaul.com
If to Purchaser:	RREEF America L.L.C 101 California Street, 24th Floor San Francisco, CA 94111 Attn: Paul Nicholas Phone: 415-262-2024 Email: paul.nicholas@dws.com
With a copy to:
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, GA 30309
Attn: Jay Farris
Phone: 404-881-7896
Fax: 404-253-8587
Email: jay.farris@alston.com

Attn: Jennifer F. West
Phone: 404-881-7856
Fax: 404-253-8696
Email: jennifer.west@alston.com

(b)Governing Law. This Agreement will be construed under and in accordance with the laws of the State of Washington, and all obligations of the parties created hereunder are performable in King County, Washington.
(c)Attorney’s Fees. Any party to this Agreement who is the prevailing party in any legal proceeding against the other party brought under or with respect to this Agreement or transaction will be additionally entitled to recover court costs and reasonable attorneys' fees from the non-prevailing party.
(d)Exculpation for Liability. None of the Seller’s members, managers, officers, directors, agents, employees, affiliates, investment advisors or trustees shall have any personal liability of any kind or nature, nor shall Purchaser have the right to receive any judgment or otherwise recover against the assets of the aforesaid, under or arising out of or in any way relating to this Agreement and the transactions contemplated under this Agreement. Purchaser hereby waives for itself and anyone who may claim by, through or under Purchaser any and all rights to sue or recover on account of any such alleged personal liability or to receive any judgment or otherwise recover against the assets of any member, manager, officer, director, agent, employee, affiliate, investment advisor or trustee of Seller. None of the Purchaser’s members, managers, officers, directors, agents, employees, affiliates, investment advisors or trustees shall have any personal liability of any kind or nature, nor shall Seller have the right to receive any judgment or otherwise recover against the assets of the aforesaid, under or arising out of or in any way relating to this Agreement and the transactions contemplated under this Agreement. Seller hereby waives for itself and anyone who may claim by, through or under Seller any and all rights to sue or recover on account of any such alleged personal liability or to receive any judgment or otherwise recover against the assets of any member, manager, officer, director, agent, employee, affiliate, investment advisor or trustee of Purchaser.

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(e)Disclosure. Neither Purchaser nor Seller shall make a public disclosure of the terms of this transaction or any of the terms or provisions set forth in this Agreement, before Closing, without first obtaining the prior written consent from the other party hereto. It is understood that the foregoing shall not preclude either party from discussing the substance or any relevant details of the transactions contemplated in this Agreement with any of its attorneys, accountants, professional consultants or advisors, rating agencies, or potential lenders or co-investors, as the case may be, or prevent either party hereto from complying with laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements, or prevent either party from pursuing its rights under this Agreement in a judicial or arbitration proceeding. After Closing, neither party shall publicly disseminate the terms and conditions of this Agreement to the extent the same are not a matter of public record, and except as may be necessary to comply with applicable laws, including without limitation governmental regulatory, disclosure, tax, or reporting requirements, or to pursue its rights under this Agreement in a legal or quasi-legal proceeding, provided that each party may disclose the Closing of the transaction without disclosing the Purchase Price or the other party to this Agreement. The provisions of this Section 18(e) shall survive the closing of the transaction contemplated by this Agreement or termination of this Agreement without restriction or limitation.
(f)Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns.
(g)Severability. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained herein. Furthermore, in lieu of any invalid, illegal, or unenforceable provision, there shall be automatically added to this Agreement a provision as similar to the illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.
(h)Entire Agreement. This Agreement (i) constitutes the sole and only agreement of the parties hereto with respect to the subject matter hereof (ii) supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter hereof, and (iii) cannot be changed except by their written consent.
(i)Time for Performance. Time is of the essence with this Agreement.
(j)References. All references to “Sections” contained in this Agreement are, unless specifically indicated otherwise, references to articles, sections, subsections, and paragraphs of this Agreement. Whenever in this Agreement the singular number is used, the same shall include the plural where appropriate (and vice versa), and words of any gender shall include each other gender where appropriate. All references to "Exhibits" and "Schedules" are, unless specifically indicated otherwise, references to exhibits, schedules, and attachments to this Agreement, which are incorporated into this Agreement by each reference.
(k)Survival. None of the covenants or other obligations of Seller or Purchaser shall survive the Closing unless such survival is expressly provided for in this Agreement, in which case such covenants or obligations shall survive for the periods provided in this Agreement (or, if no period is provided, indefinitely) and shall not be deemed to have merged or terminated at the Closing or any termination or cancellation of this Agreement.
(l)Counterparts. This Agreement may be executed in counterparts, including facsimile or PDF signatures, which together shall constitute one agreement. The contract formation pursuant to this Agreement and record-keeping of this Agreement through electronic means shall have the same legal validity and enforceability as a manually executed or paper-based recordkeeping system to the fullest extent permitted by applicable Governmental Requirements, including without limitation, the Federal Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act or any similar state law, and the parties to this Agreement hereby waive any objection to the contrary.
(m)Rule of Construction. The parties hereto acknowledge that the parties and their respective counsel have each reviewed and revised this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

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(n)No Recording of Agreement. Neither party (nor any of their respective agents or representatives) shall record this Agreement (or any memorandum or short form of this Agreement) without the prior written consent of the other.
(o)Waiver of Jury Trial. Each party hereto, knowingly and voluntarily, and for their mutual benefit, waives any right to trial by jury in the event of litigation regarding the performance or enforcement of, or in any way related to, this Agreement.
(p)Business Day. “Business Day” means a date that is not a Saturday, Sunday or holiday observed by federally chartered banks in the State where the Property is located. Whenever any determination is to be made or action to be taken on a date specified in this Agreement, if the date falls upon a date that is not a Business Day, the date for the determination or action shall be extended to the first Business Day immediately thereafter.
(q)Effective Date. The “Effective Date” of this Agreement shall be the date an original of this Agreement (or original counterparts of this Agreement) is executed by both Seller and Purchaser and each party has received a fully executed copy thereof. The Effective Date shall be set forth in the introductory paragraph of this Agreement.
(r)1031 Exchange. Seller shall have the right to assign its respective rights under this Agreement (but without release of its respective obligations herein and without release of Seller’s obligations herein) to a third party who may act as a “qualified intermediary” with respect to the Property in accordance with the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. Such exchange shall be accomplished at no additional expense or delay to Purchaser, and Seller agrees to indemnify Purchaser against any claims or liabilities resulting solely from structuring the transaction as an exchange, rather than as a direct purchase. Purchaser’s acknowledgement in the preceding sentence is conditioned upon the entity to which the Property is being transferred assuming all of the transferring Seller’s obligations under this Agreement.
(s)Schedule and Exhibits. The following schedules and exhibits are hereby incorporated into this Agreement:
Exhibit A - Legal Description of Land
Exhibit B - Bargain and Sale Deed
Exhibit C - Bill of Sale
Exhibit D - Assignment and Assumption of Leases and Contracts
Exhibit E - Non-Foreign Affidavit
Exhibit F - Due Diligence Materials
Exhibit G -  Litigation
Exhibit H - Assignment and Assumption of Purchase and Sale
          Agreement
Exhibit I  - (Intentionally Omitted)
Exhibit J  - “Know Your Customer” Form
Exhibit K - Tenant Estoppel Letter

[Signature pages follow.]

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EXECUTED to be effective as of the Effective Date.

             PURCHASER:

             RREEF AMERICA, L.L.C.,
             a Delaware limited liability company

              By: /s/ Paul A. Nicholas
              Name: Paul A. Nicholas
              Title: Vice President

[Purchaser to initial Sections 10 and 11]

Purchase and Sale Agreement
Signature Page 1 of 2
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             SELLER:

             FRANKLIN-REDMOND LLC,
             a Washington limited liability company

             By: /s/ Brian Franklin
             Name:  Brian Franklin
             Title:  [Manager]

[Seller to initial Sections 10 and 11]

Purchase and Sale Agreement
Signature Page 2 of 2
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        TITLE COMPANY:

CHICAGO TITLE INSURANCE COMPANY

By: /s/ Paula K. Adams
Name: Paula K. Adams
Title: Vice President

Date: November 20, 2019

Purchase and Sale Agreement
Joinder Page
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EXHIBIT A
to
Purchase and Sale Agreement

        LEGAL DESCRIPTION OF LAND

Lot 6, City of Redmond Short Plat No. L080452, recorded under recording number 20120906900004, in King County, Washington;

Except that portion thereof conveyed to the City of Redmond by deed recorded under recording number 20131023000981.

Exhibits – Page 1
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EXHIBIT B
to
Purchase and Sale Agreement

FORM OF BARGAIN AND SALE DEED

___________________________
___________________________
___________________________
Attn: ______________________

Bargain and Sale Deed

Reference numbers of related documents: __________________________

Grantor: FRANKLIN-REDMOND LLC, a Washington limited liability company

Grantee: _____________________, a ____________________________

Legal Description: See Exhibit A attached hereto. [Must include some abbreviation here for the legal description due to recording requirements.]

Assessor's Property Tax Parcel Account Number(s) at the time of recording: ________________

LEGAL02/39345998v7

BARGAIN AND SALE DEED

        THE GRANTOR, FRANKLIN-REDMOND LLC, a Washington limited liability company, for good and valuable consideration, in hand paid, bargains, sells and conveys to ___________________, a ___________________, the Grantee, the real estate, situated in the County of King, State of Washington legally described on Exhibit A attached hereto and any all rights titles, powers, privileges, easements, licenses rights-of-way and interests appurtenant thereto, subject to and excepting the following matters set forth on Exhibit B attached hereto.

Dated this _____ day of ________, 20___.

Tax Parcel Number: ______________

GRANTOR:

FRANKLIN-REDMOND LLC, a Washington limited liability company

Exhibit Only. Do Not Execute

By:_______________________________
Name:_____________________________
Its:________________________________

Exhibits – Page 2
LEGAL02/39345998v7

STATE OF WASHINGTON )
         ) ss.
COUNTY OF KING )

On this _____ day of _____________, 20___, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared ___________________________ to me known to be the ________________ of ______________, a _______________ that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute the said instrument.

Witness my hand and official seal hereto affixed the day and year first above written.

Notary Public in and for the State of Washington,
residing at      .
My appointment expires:    .

Exhibits – Page 3
LEGAL02/39345998v7

Exhibit A
to
Bargain and Sale Deed

Legal Description

LEGAL02/39345998v7

Exhibit B
to
Bargain and Sale Deed

Permitted Exceptions

Exhibits – Page 2
LEGAL02/39345998v7

EXHIBIT C
to
Purchase and Sale Agreement

        BILL OF SALE

This BILL OF SALE (this “Bill of Sale”) is made and entered into as of the ___ day of _______________, 20___ (the “Effective Date”) by and between FRANKLIN-REDMOND LLC, a Washington limited liability company (“Assignor”), and ______________, a ______________ (“Assignee”).

        AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

         Assignor hereby sells, transfers, assigns, and conveys to Assignee the following (collectively, the “Assigned Property”):

(i)All equipment, fixtures, appliances, inventory, and other personal property of whatever kind or character owned by Assignor and attached to or installed or located on or in the land located in the City of Redmond, King County, Washington (as more particularly described in the attached Exhibit A, the “Land”) or the improvements located on the Land (“Improvements”) (collectively, the “Personal Property”).

(ii)All of Assignor's right, title, and interest in and to all warranties, guaranties, licenses, permits and bonds that affect the Land, the Improvements, the Personal Property or the operation thereof, but only to the extent that the foregoing are assignable by Assignor without any necessary third party consent or to the extent that all necessary third party consents to the assignments have been obtained.

         The Assigned Property is conveyed by Assignor and accepted by Assignee as Is, Where Is, And Without Any Warranties of Whatsoever Nature, Express, Implied, or StatutorY, It Being The Intention of Assignor And Assignee Expressly to Negate And Exclude All Warranties, Including, Without Limitation, The Implied Warranties of Merchantability And Fitness For Any Particular Purpose, Warranties Created by Any Affirmation of Fact or Promise or by Any Description of The Property Conveyed Hereunder, or by Any Sample or Model Thereof, And All Other Warranties Whatsoever Contained in or Created by the Uniform Commercial Code or Any Other Law.

         Notwithstanding anything to the contrary contained in this Bill of Sale, any liability of Assignor under this Bill of Sale is limited as set forth in Section 12(d) of the Agreement.

         This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signature page follows.]

Exhibits – Page 3
LEGAL02/39345998v7

        IN WITNESS WHEREOF, this Bill of Sale is executed as of the Effective Date.

ASSIGNOR:

FRANKLIN-REDMOND LLC, a Washington limited liability company

Exhibit Only. Do Not Execute
By:
Name:
Title:

ASSIGNEE:

_________________________________,
a _______________________

By: _______________________________,
a ____________________________,
its ______________________

Exhibit Only. Do Not Execute
By:
Name:
Title:

Exhibit A – Land Description

Exhibits – Page 4
LEGAL02/39345998v7

EXHIBIT A
to
Bill of Sale

LAND DESCRIPTION

Exhibits – Page 5
LEGAL02/39345998v7

EXHIBIT D
to
Purchase and Sale Agreement

ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS

This ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS (this “Assignment”) is made and entered into as of _______________, 20___ (the “Effective Date”), by and between FRANKLIN-REDMOND LLC, a Washington limited liability company (“Assignor”), and ______________, a ______________ (“Assignee”).

        AGREEMENTS

For good and valuable consideration, the receipt of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

        Assignor hereby transfers and assigns to Assignee all of Assignor's right, title and interest in and to: (a) the lease agreement listed on Exhibit A attached hereto (the “Lease”) and (b) the service and maintenance contracts listed on Exhibit B attached hereto (collectively, the “Contracts”) (collectively the items described in (a) and (b) above are referred to herein collectively as the “Assigned Property”). The Assigned Property relates to the real property located in King County, Washington described on Exhibit C attached hereto (the “Property”). Notwithstanding anything to the contrary herein, in no event shall the Assigned Property include any commission agreement or other agreement with Fischer and Company with respect to any commission or fee due in connection with the Lease.

        Assignor has executed this Assignment and has GRANTED, TRANSFERRED and ASSIGNED the Assigned Property, and Assignee has accepted this Assignment and purchased the Assigned Property as Is and Where Ever Located, Without Any Representations or Warranties of Whatsoever Nature, Express, Implied or Statutory, it Being the Intention of Assignor and Assignee to Expressly Negate and Exclude All Warranties Whatsoever, Including Without Limitation the Implied Warranties of Merchantability and Fitness for Any Particular Purpose, Warranties Created by Affirmation of Fact or Promise or by Any Description of the assigned Property or by Any Sample or Model and Any Other Warranties Contained in or Created by the Uniform Commercial Code or Any Other Law.

        Assignee hereby assumes and agrees to pay and perform all of the terms, covenants, conditions and obligations of the Assignor under the Leases and Contracts under or with respect to the Assigned Property arising or accruing on or after the Effective Date, and agrees to indemnify and hold Assignor harmless from and against any claims, costs or liabilities in connection therewith arising or accruing on or after the Effective Date. Assignor agrees to pay and perform all of the terms, covenants, conditions and obligations of the Assignor under the Leases and Contracts under or with respect to the Assigned Property arising or accruing before the Effective Date, and agrees to indemnify and hold Assignee harmless from and against any claims, costs or liabilities in connection with the Assigned Property arising or accruing prior to the Effective Date.

        Notwithstanding anything to the contrary contained in this Assignment, any liability of Assignor under this Assignment is limited as set forth in Section 12(d) of the Purchase and Sale Agreement by and between Assignor, as seller, and Assignee, as purchaser, dated __________.

[Signature page follows.]
Exhibits – Page 6
LEGAL02/39345998v7

 IN WITNESS WHEREOF, this Assignment is executed on the dates set forth below to be effective as of the Effective Date.

ASSIGNOR:

FRANKLIN-REDMOND LLC, a Washington limited liability company

Exhibit Only. Do Not Execute
By:
Name:
Title:

ASSIGNEE:

_________________________________,
a _______________________

By: _______________________________,
a ____________________________,
its ______________________

Exhibit Only. Do Not Execute
By:
Name:
Title:

Exhibit A – List of Leases
Exhibit B – List of Contracts
Exhibit C – Land Description

Exhibits – Page 7
LEGAL02/39345998v7

EXHIBIT A
To
Assignment and Assumption of Leases and Contracts

LIST OF LEASES

1. That certain Lease between Seller, as successor-in-interest to SunCap Seattle, LLC and FedEx Ground Package System Inc. (“Tenant”) dated as of August 6, 2012 and as amended by that certain First Amendment to Lease Agreement dated as of August 5, 2015 between Seller and Tenant.

Exhibits – Page 8
LEGAL02/39345998v7

EXHIBIT B
to
Assignment and Assumption Agreement of Leases and Contracts

LIST OF CONTRACTS

[Seller to provide.]
Exhibits – Page 9
LEGAL02/39345998v7

EXHIBIT C
to
Assignment and Assumption of Leases and Contracts

LAND Description

Exhibits – Page 10
LEGAL02/39345998v7

EXHIBIT E
to
Purchase and Sale Agreement

NON-FOREIGN AFFIDAVIT

        Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by FRANKLIN-REDMOND LLC, a Washington limited liability company (“Transferor”), the undersigned hereby certifies the following on behalf of the Transferor.

        1. Transferor is not a (a) foreign corporation, foreign partnership, foreign trust, foreign estate, or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder), or (b) disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations;

        2. Transferor's U.S. employer identification number is _______________; and

        3. Transferor's address is 15015 Main Street, Suite 203, Bellevue, WA 98007.

        Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

        Under penalties of perjury the undersigned declares that it has examined this certification and to the best of its knowledge and belief it is true, correct and complete, and it further declares that it has authority to sign this document on behalf of Transferor.

Executed to be effective as of ___________.

             TRANSFEROR:

FRANKLIN-REDMOND LLC, a Washington limited liability company

Exhibit Only. Do Not Execute
By:
Name:
Title:

Exhibits – Page 11
LEGAL02/39345998v7

EXHIBIT F
to
Purchase and Sale Agreement

DUE DILIGENCE MATERIALS

This exhibit has been excluded from this filing in its entirety because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibits – Page 12
LEGAL02/39345998v7

EXHIBIT G
to
Purchase and Sale Agreement

LITIGATION

None.
Exhibits – Page 13
LEGAL02/39345998v7

EXHIBIT H
to
Purchase and Sale Agreement

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT
THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT (“Assignment”), is made as of this _____ day of ____________, 20__, by and between FRANKLIN-REDMOND LLC, a Washington limited liability company (“Seller”), __________________________________, a ____________________________ (“Purchaser”), and __________________________________, a ____________________________ duly formed and organized under the laws of the State of _____________ (“Assignee”) (Seller, Purchaser and Assignee are sometimes referred herein, collectively, as the “Parties”). All initially capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as such term is defined below).
RECITALS
A. Seller and Purchaser have entered into that certain Purchase and Sale Agreement (“Purchase Agreement”), dated as of _______________, 20__, for the sale of the property described in the Purchase Agreement (“Property”) and commonly known as “FedEx Distribution Center,” located in the City of Redmond, County of King, State of Washington and more particularly described in the Purchase Agreement.
B. The Parties desire to enter into this Assignment to, among other things, assign Purchaser’s rights and interests in the Purchase Agreement to Assignee and to evidence Assignee’s assumption of Purchaser’s obligations and liabilities under the Purchase Agreement.
ASSIGNMENT:
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1. Assignment of Purchase Agreement. Purchaser hereby assigns and transfers to Assignee all of Purchaser’s right, title, claim and interest in and to the Purchase Agreement, the Property, and all sums paid or deposited into escrow or to Seller by Purchaser in connection with the Purchase Agreement.
2. Assumption. Assignee hereby acknowledges and agrees to all of the terms of the Purchase Agreement and accepts the foregoing assignment and assumes and agrees to perform all obligations of Purchaser under the Purchase Agreement, in accordance with the terms thereof.
3. No Release. The assignment and assumption set forth in Paragraphs 1 and 2 hereof shall not release Purchaser from the obligation of Purchaser or Assignee to perform in accordance with the terms of the Purchase Agreement unless and until the closing contemplated by such Purchase Agreement occurs, upon which the Purchaser shall be released from obligations of Purchaser under the Purchase Agreement. Purchaser acknowledges that, notwithstanding such assignment and assumption, Purchaser shall remain, until the closing of the transaction contemplated under the Purchase Agreement, primarily obligated under the Purchase Agreement and Purchaser and Assignee shall be co-obligors under the Purchase Agreement with joint and several liability for the performance of all obligations of Purchaser set forth thereunder, including (without limitation) the indemnification obligations of Purchaser set forth in the Purchase Agreement, unless and until the closing contemplated by such Purchase Agreement occurs, upon which the Purchaser shall be released from obligations of Purchaser under the Purchase Agreement.
4. Amendment to Purchase Agreement. The Purchase Agreement is hereby amended in the following manner:
Exhibits – Page 14
LEGAL02/39345998v7

(a) The term “Purchaser” as used in the Purchase Agreement is amended to mean Purchaser and/or Assignee.
(b) All exhibits to the Purchase Agreement, as so amended, shall be signed and delivered by Seller and Assignee in accordance with the terms of the Purchase Agreement.
5. Representations and Warranties of Assignee. Assignee hereby represents and warrants to Seller that each and every representation and warranty made by Purchaser in the Purchase Agreement is true and correct in all material respects with respect to Assignee as of the date of the Purchase Agreement and the Closing Date (as defined in the Purchase Agreement) and such representations and warranties apply fully to this Assignment and shall survive the Deed (as defined in the Purchase Agreement) for the duration of the Survival Period (as defined in the Purchase Agreement). Purchaser acknowledges and agrees to be bound by the disclaimer of representations and warranties contained in Section 14 of the Purchase Agreement, which acknowledgment and agreement and disclaimer shall survive the Deed.
6. Ratification of Agreements. Except as expressly amended and modified under this Assignment, the Parties hereby ratify and affirm the terms and provisions of the Purchase Agreement in their entirety.
7. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Washington.

Exhibits – Page 15
LEGAL02/39345998v7

IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

PURCHASER:	By: Name: Title:
ASSIGNEE:	By: Name: Title:
SELLER:	FRANKLIN-REDMOND LLC, a Washington limited liability company By: Name: Title:

Exhibits – Page 16
LEGAL02/39345998v7

EXHIBIT I
to
Purchase and Sale Agreement

(Intentionally Omitted)

Exhibits – Page 17
LEGAL02/39345998v7

EXHIBIT J
to
Purchase and Sale Agreement

“KNOW YOUR CUSTOMER” FORM
This exhibit has been excluded from this filing in its entirety because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibits – Page 18
LEGAL02/39345998v7

EXHIBIT K
to
Purchase and Sale Agreement

TENANT ESTOPPEL LETTER
TENANT ESTOPPEL CERTIFICATE

[INSERT ADDRESS OF RECIPIENTS]

RE: [INSERT SITE ADDRESS]

Ladies and Gentleman:

For the purpose of providing information regarding the premises commonly known as ______________________________(the “Premises”), in which FedEx Ground Package System, Inc., a Delaware corporation, is a tenant (“Tenant”) and Franklin-Redmond LLC, a Washington limited liability company (as successor to SunCap Seattle, LLC, a North Carolina limited liability company) is the landlord (“Landlord”) under that certain Lease, dated August 6, 2012, as amended by that certain First Amendment to Lease Agreement, dated August 5, 2015 (collectively, the “Lease”), to the best of its information, knowledge and belief, Tenant does hereby certify to RREEF AMERICA L.L.C., a Delaware limited liability company and its successors, and assigns, as buyer of the Premises from Landlord (“Buyer”); and any mortgage lender of Buyer (and its successors, and assigns) that will hold a security interest in the ownership interests of Buyer in connection with Buyer’s proposed purchase of the Premises, as of the date hereof, the following:

1. (a) Date of Amendments
         or Modifications:

(a)Date of Assignment:
(b)Primary Term of Lease:
Rent Commencement Date:
Lease Expiration Date:

(c)Remaining Extension Options:
First Extension Term:
Second Extension Term:

(d)Monthly Base Rent:
(e)Monthly Base Rent Escalations:
First Extension Term:
Second Extension Term:

(f)Operating Expense
Reimbursement:

Exhibits – Page 19
LEGAL02/39345998v7

(g)Tax Reimbursement:

(h)Security Deposit:

(i)Outstanding Allowance:

(j)Expansion Option:

1.The Lease is the legal, valid and binding obligation of Tenant enforceable against Tenant according to its terms and has not been modified either orally or in writing, except as disclosed in section 1(a) above, and the Lease is in full force and effect. The Lease constitutes the entire agreement between Tenant and Landlord.
2.Except as set forth on Exhibit "A" attached hereto (i) neither Landlord nor Tenant has issued a notice of default and there are no events that with the passage of time or notice would constitute a default by Landlord or Tenant under the Lease, and (ii) Landlord is in full compliance with all of the terms, conditions and covenants of the Lease.
3.Landlord has completed all construction obligations, if any, except as set forth on Exhibit "A" attached hereto, and has made any contribution to work to be performed by Tenant that was required under the Lease, except______________________________. [IF ALLOWANCE NOT RECONCILED INSERT THE FOLLOWING LANGUAGE: the Allowance has not yet been reconciled and $_______________remains outstanding. IF NOT, END THE SENTENCE AFTER THE WORD LEASE].
4.Tenant has no contract to acquire, purchase option or right of first refusal with respect to the Premises or any part thereof, and no right to terminate the Lease prior to its scheduled expiration, except as specifically set forth in the Lease.
5.All rent, charges and other payments due Landlord, under the Lease have been paid as of the date of this Certificate and no rent has been paid more than thirty (30) days in advance.
6.Tenant does not have or hold any claim or defense against Landlord which might be offset or credited against future rents or any other obligation accruing under the Lease, except ________________________________________.[IF THERE ARE SUCH CLAIMS OR DEFENSES, INSERT THE SAME WITH THE SECTION REFERENCE; IF NOT, END THE SENTENCE AFTER THE WORD LEASE]
7.[IF ANNUAL RECONCILIATION NOT COMPLETE, INSERT THE FOLLOWING:] The _____[insert year] reconciliation of the monthly payments for tax, insurance and operating expenses has not yet been completed and is still an outstanding matter between Landlord and Tenant.
8.Tenant is entitled to no claims, counterclaims, defenses or setoffs against Landlord, arising from the Lease, nor is Tenant entitled to any concessions, rebate, allowance or free rent for any period after the date of this certification, subject to Sections 15.1 and 16.1 of the Lease and subject to any offset or other rights that the Tenant may have under Section 18 of the Lease.
Exhibits – Page 20
LEGAL02/39345998v7

9.Tenant has no actual knowledge of any prior sale, transfer, assignment, hypothecation, or pledge of the Premises, the Lease, or the rents payable thereunder and Tenant has not assigned its interest in the Lease or sublet any of the Premises.
There are no actions, whether voluntary or otherwise, pending against the Tenant or any guarantor of the Lease under the bankruptcy or insolvency laws of the United States or any state thereof, related to the Lease.

              TENANT:

              FedEx Ground Package System, Inc.

              By: ______________________________
               James M. Maxwell
               Managing Director, Real Estate

              Date: __________, 201__

Exhibits – Page 21
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